Schedule A

(as of April 14, 2023)

FUNDS

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

(1) Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.20000%
For the next $2.5 billion	0.19500%
For the next $2.5 billion	0.19000%
For the next $2.5 billion	0.18500%
For the next $5 billion	0.18000%
For the amount over $15 billion	0.17000%

Fund	Effective Date:
First Trust Multi-Strategy Alternative ETF (LALT)	January 27, 2023

(2) Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.85000%
For the next $2.5 billion	0.82875%
For the next $2.5 billion	0.80750%
For the next $2.5 billion	0.78625%
For the amount over $10 billion	0.76500%

Fund	Effective Date:
FT Cboe Vest U.S. Equity Moderate Buffer ETF – January (GJAN)	January 12, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – February (GFEB)	February 10, 2023
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)	March 10, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – March (GMAR)	March 10, 2023
FT Cboe Vest U.S. Equity Moderate Buffer ETF – April (GAPR)	April 14, 2023
First Trust Active Global Quality Income ETF [FDEU]

(3) Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.90000%
For the next $2.5 billion	0.87750%
For the next $2.5 billion	0.85500%
For the next $2.5 billion	0.83250%
For the amount over $10 billion	0.81000%

FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – May	TBD
FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – August	TBD
FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – November	TBD
FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – February	TBD